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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Supplemental Stock Option Plan and 1996 Stock Option/Stock Issuance Plan of CardioVascular Dynamics, Inc. of our report dated January 30, 1997 with respect to the consolidated financial statements and schedule of CardioVascular Dynamics, Inc. included in its Annual Report Form 10-K/A for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP



Orange County, California
December 11, 1997